EXHIBIT 11

                   STIRLING COOKE BROWN HOLDINGS LIMITED

         STATEMENT OF COMPUTATION OF NET INCOME PER ORDINARY SHARE

  (Expressed in thousands of United States Dollars, except per share data)




                                               As of or for the three         As of or for the six
                                                months ended June 30         months ended June 30
                                                 1998          1999            1998          1998
                                             -----------    -----------    -----------    -----------

Net Income.............................      $     4,025    $       978    $     8,012    $     4,609
                                             ===========    ===========    ===========    ===========
BASIC
Number of Shares:
Weighted average number of
  ordinary shares outstanding..........        9,863,372      9,863,372      9,863,372      9,863,372
Weighted average treasury
  shares held..........................          (40,000)      (443,400)       (40,000)      (321,630)
                                             -----------    -----------    -----------    -----------
                                               9,823,372      9,419,972      9,823,372      9,541,742
                                             ===========    ===========    ===========    ===========
Net income per share                         $      0.41    $      0.10    $      0.82    $      0.48
                                             ===========    ===========    ===========    ===========

DILUTED
Number of shares:
Weighted average number of
  ordinary shares outstanding..........        9,863,372      9,863,372      9,863,372      9,863,372
Weighted average treasury
  shares held                                   (40,000)      (443,400)       (40,000)      (321,630)
Incremental shares of outstanding
  stock options........................          60,544           --           52,117           --
                                             -----------    -----------    -----------    -----------
                                               9,883,916      9,419,972      9,875,489      9,541,742
                                             ===========    ===========    ===========    ===========
Net income per share assuming dilution       $      0.41    $      0.10    $      0.81    $      0.48
                                             ===========    ===========    ===========    ===========
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